SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2016 (November 1, 2016)

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 984-1096

N/A

(Former Name or Former Address, if Changed Since Last Report)

  Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, NY 10006

Phone (212) 930-9700

Fax (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Victor Bozzo:

Effective November 1, 2016 (the “Effective Date”), the Board of Directors of Pareteum Corporation (the “Company”) appointed Victor Bozzo to be the Company’s Chief Executive Officer. Below is Mr. Bozzo’s biography:

Prior to joining the Company, from August 2011 until October 2016, Mr. Bozzo, age 48, served as Senior Vice President, Worldwide Sales and Marketing for Telarix Inc., a market leader in interconnect solutions for service provider. Prior to joining Telarix, from 2009 to 2011, Mr. Bozzo served as President and General Manager of Pac-West's Emerging Technologies division after selling Pac-West his startup, Factor Communications, an innovative portfolio of cloud-based communications services. From 2003 to 2008, Mr. Bozzo was a VP of Worldwide Sales at NexTone Communications, ITXC Corporation and Voxware.

In connection with Mr. Bozzo’s appointment, the Company and Mr. Bozzo entered into an employment Agreement (the “Employment Agreement”) that provides for the following:

-	annual salary of $275,000 per year;
-	signing bonus of $50,000;
-	restricted common stock grants of shares with the equivalent value of $10,000 within 30 days of the Effective Date. Additionally, restricted grants with the equivalent value of $15,000 within a reasonable time following the 6 month anniversary of the Effective Date and $50,000 within the first calendar year anniversary date, with each of these grants being subject to certain conditions set forth in the Employment Agreement;
-	options to purchase up to 3,000,000 shares of the Company’s stock, of which options to purchase 750,000 shares of common stock will vest immediately, and the remaining 2,250,000 shares shall vest in 3 installments of 750,000 each annually on the first, second and third anniversary of the option grant. The exercise price of the options is $.1749 per share; and
-	other customary allowances, bonuses, reimbursements and vacation pay.

The Employment Agreement also provides that if Mr. Bozzo’s employment with the Company is terminated by the Company without “cause” or by Mr. Bozzo for “good reason” the Company will pay Mr. Bozzo 12 months’ salary at the rate of his salary as of such termination.

Mr. Bozzo is also subject to customary non-competition, non-solicitation and confidentiality requirements during and after the term of his employment.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2016	PARETEUM CORPORATION

	By:	/s/ Alexander Korff
Name: Alexander Korff
Title: General Counsel and Secretary